EXHIBIT 10.9.1

EA1-1_1151 1 A

Lots 17 and 1.8, 27-45, 51-50, 61-71, 83 and 84, 85-89, 92, 101-105, 197-1161 117, 118, 125-132, 133 and 134, 145-156,172, 173, /74, 175, 176-187, 189 and /90, 205-216, 217 and 218, 219-224, 227-228, 243-251, 449-453,458-464, 471-476, 477-481 and 482-493, COLLIER HEIGHTS, according to the plat thereof, recorded in Map Book 8, Page(s) 2 of the Public Records of St. lams County, Florida.